UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2021

Blue Foundry Bancorp
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40619	86-2831373
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

19 Park Avenue, Rutherford, New Jersey		07070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 939-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BLFY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 18, 2021, Blue Foundry Bancorp (the “Company”) announced that the Board of Directors of Blue Foundry Bank (the “Bank”), the wholly owned subsidiary of the Company, has authorized the withdrawal from the Pentegra Defined Benefit Plan for Financial Institutions (the “Plan”), a tax-qualified, multiple-employer defined benefit pension plan in which the Bank participates. The Bank intends to fully withdraw from the Plan effective September 30, 2021 and will recognize an estimated loss of $9.2 million in the quarter ending September 30, 2021.  The estimated $9.2 million cost of withdrawal is a decrease from the estimated withdrawal cost range of $12.0 million to $22.0 million that was disclosed in the Company’s prospectus for its initial public offering. The decrease is the result of multiple factors including the discount rate, investment performance, and the overall interest rate environment. Any difference between this latest estimated cost and the final settlement cost will be recorded in the period of final settlement, which is expected to be the fourth quarter of 2021. The Bank’s contributions related to this Plan for the years ended December 31, 2020 and December 31, 2019 were $800,000 and $2.8 million, respectively. The Plan was frozen for new participants effective December 31, 2018.

Additionally, the Company announced that on August 13, 2021, the Bank extinguished $49.3 million in borrowings from the Federal Home Loan Bank of New York.  This repayment has enhanced the Bank’s overall net interest margin and reduced its wholesale funding ratio.  These borrowings had a weighted average rate of 2.55% and a weighted average remaining life of 1.15 years.  The Bank incurred a prepayment penalty of $1.4 million associated with the extinguishment of this debt.

Forward Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Foundry Bancorp
DATE: August 18, 2021	By:	/s/ James D. Nesci
James D. Nesci President and Chief Executive Officer